EXHIBIT 99.1

For Immediate Release:	July 15, 2026

Record Revenue and Successful Mountain Commerce Bancorp Acquisition
Drive Strong Second Quarter Results for HOMB
Conway, AR – Home BancShares, Inc. (NYSE: HOMB) (“Home” or the “Company”), parent company of Centennial Bank, released quarterly earnings today.
Quarterly Highlights

Metric	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025
Net income	$119.3 million	$118.2 million	$118.2 million	$123.6 million	$118.4 million
Net income, as adjusted (non-GAAP)(1)	$128.1 million	$118.2 million	$117.9 million	$119.7 million	$114.6 million
Total revenue (net)	$295.1 million	$266.7 million	$282.1 million	$277.7 million	$271.0 million
Income before income taxes	$154.4 million	$152.2 million	$153.3 million	$159.3 million	$152.0 million
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	$159.6 million	$152.7 million	$167.7 million	$162.8 million	$155.0 million
PPNR, as adjusted (non-GAAP)(1)	$171.2 million	$152.7 million	$167.1 million	$157.7 million	$150.4 million
Pre-tax net income to total revenue (net)	52.32%	57.08%	54.35%	57.38%	56.08%
Pre-tax net income, as adjusted, to total revenue (net) (non-GAAP)(1)	56.27%	57.06%	54.14%	55.53%	54.39%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	54.08%	57.27%	59.46%	58.64%	57.19%
P5NR, as adjusted (non-GAAP)(1)	58.03%	57.25%	59.25%	56.80%	55.49%
ROA	1.95%	2.09%	2.06%	2.17%	2.08%
ROA, as adjusted (non-GAAP)(1)	2.09%	2.09%	2.05%	2.10%	2.02%
NIM	4.51%	4.51%	4.61%	4.56%	4.44%
Purchase accounting accretion	$3.6 million	$1.1 million	$1.3 million	$1.3 million	$1.2 million
ROE	10.55%	11.09%	11.04%	11.91%	11.77%
ROE, as adjusted (non-GAAP)(1)	11.32%	11.08%	11.01%	11.54%	11.39%
ROTCE (non-GAAP)(1)	15.67%	16.56%	16.65%	18.28%	18.26%
ROTCE, as adjusted (non-GAAP)(1)	16.82%	16.55%	16.60%	17.70%	17.68%
Diluted earnings per share	$0.59	$0.60	$0.60	$0.63	$0.60
Diluted earnings per share, as adjusted (non-GAAP)(1)	$0.64	$0.60	$0.60	$0.61	$0.58
Non-performing assets to total assets	0.93%	0.97%	0.55%	0.56%	0.60%
Common equity tier 1 capital	16.4%	16.7%	16.3%	16.1%	15.6%
Leverage	14.0%	14.3%	14.1%	13.8%	13.4%
Tier 1 capital	16.4%	16.7%	16.3%	16.1%	15.6%
Total risk-based capital	19.0%	19.5%	19.1%	18.9%	19.3%
Allowance for credit losses to total loans	1.92%	1.90%	1.90%	1.87%	1.86%
Book value per share	$22.68	$22.15	$21.88	$21.41	$20.71
Tangible book value per share (non-GAAP)(1)	$15.32	$14.87	$14.60	$14.13	$13.44
Dividends per share	$0.21	$0.21	$0.21	$0.20	$0.20
Shareholder buyback yield(2)	0.77%	0.25%	0.27%	0.18%	0.49%
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.
(2) Calculation of this metric is included in the schedules accompanying this release.

“Home BancShares delivered another quarter of strong profitability and balance sheet expansion in the second quarter. Highlights include a record PPNR, as adjusted, of $171.2 million, a record total net revenue of $295.1 million, smart loan growth, increase to book value and maintaining a stable margin, while returning capital through meaningful share repurchases and adjusted EPS of $0.64,” said John Allison, Chairman.
“Our legacy franchise produced loan growth during the quarter, while Mountain Commerce contributed meaningful deposit growth almost immediately following the acquisition—demonstrating exactly why we pursued the transaction. Even after absorbing approximately $12.7 million of merger-related expenses, we generated record adjusted earnings of $128.1 million, maintained a strong net interest margin of 4.51%, and continued to grow tangible book value per share. We believe these results underscore both the strength of our existing markets and the value of disciplined acquisitions that enhance our franchise,” continued Allison.

Quarterly Financial Performance Trends
Net income totaled $119.3 million for the second quarter of 2026, compared to $118.4 million for the second quarter of 2025. The Company completed its acquisition of Mountain Commerce Bancorp, Inc. (“Mountain Commerce”) during the quarter and recognized $12.7 million in merger-related expenses. Net income, as adjusted (non-GAAP)(1), which excludes merger expenses and certain other items, reached a Company-record $128.1 million, an increase of 8.4% from $118.2 million in the prior quarter.

Pre-tax, pre-provision net revenue (PPNR) (non-GAAP)(1) totaled $159.6 million for the second quarter of 2026, compared to $152.7 million in the first quarter of 2026. The Company completed its acquisition of Mountain Commerce during the quarter and incurred $12.7 million in merger-related expenses. Excluding merger expenses and certain other non-fundamental adjustments, PPNR, as adjusted (Non-GAAP)(1) increased to a Company-record $171.2 million, compared to $152.7 million in the prior quarter, reflecting revenue growth, including the impact of the Mountain Commerce acquisition, and continued operating performance.

Dollar amounts presented below in thousands.

Net Income
$118,403
$123,604
$118,225
$118,209
$128,061
$119,327
$114,633
$119,682
$117,863
$118,167
6/30/2025
9/30/2025
12/31/2025
3/31/2026
6/30/2026
Net income
Net income, as adjusted (non-GAAP)(1)

Pre-Tax, Pre-Provision, Net Income (PPNR)
(Non-GAAP)(1)
$154,991
$150,404
$162,833
$157,704
$167,723
$167,130
$152,732
$152,677
$171,238
$159,603
6/30/2025
9/30/2025
12/31/2025
3/31/2026
6/30/2026
PPNR (non-GAAP)(1)
PPNR, as adjusted (non-GAAP)(1)

Net interest income after credit loss expense totaled $236.4 million for the second quarter of 2026, compared to $223.4 million in the first quarter of 2026, an increase of 5.8%. The increase was driven by continued growth in earning assets, including the impact of the Mountain Commerce acquisition completed during the quarter, as well as favorable net interest margin performance.	Non-interest income totaled $53.5 million for the second quarter of 2026, compared to $42.8 million in the first quarter of 2026, an increase of 24.9%. The increase was primarily driven by higher other service charges and fees, a favorable fair value adjustment on marketable securities, and growth in other income, with additional contributions from the completed acquisition of Mountain Commerce.

Net Interest Income After Credit Loss Expense
$216,952
$222,660
$217,186
$223,404
$236,443
6/30/2025
9/30/2025
12/31/2025
3/31/2026
6/30/2026
Net interest income after credit loss expense

Non-Interest Income
$51,079
$51,505
$50,500
$42,803
$53,454
6/30/2025
9/30/2025
12/31/2025
3/31/2026
6/30/2026
Non-interest income

Total revenue (net) reached a Company-record $295.1 million for the second quarter of 2026, increasing 10.6% from $266.7 million in the prior quarter. The increase was driven by strong growth in net interest income, including the contribution from the Mountain Commerce acquisition completed during the quarter. The acquisition further enhances the Company's earnings capacity and positions it well for continued revenue growth and earnings accretion in future periods.

Total expenses increased during the second quarter of 2026, reflecting the completed acquisition of Mountain Commerce. Interest expense increased to $95.2 million from $87.1 million in the prior quarter, primarily due to higher interest on deposits resulting from a $921.3 million increase in interest-bearing deposits. Non-interest expense increased to $135.5 million from $114.0 million in the first quarter of 2026, driven primarily by $12.7 million of merger-related expenses incurred during the quarter.

Total Revenue (Net)
$271,031
$277,671
$282,086
$266,707
$295,097
6/30/2025
9/30/2025
12/31/2025
3/31/2026
6/30/2026
Total revenue (net)

Expenses
$135,494
$116,040
$114,838
$114,363
$113,975
$99,163
$97,366
$92,045
$87,119
$95,193
6/30/2025
9/30/2025
12/31/2025
3/31/2026
6/30/2026
Interest expense
Non-interest expense

The efficiency ratio was 44.54% for the second quarter of 2026, compared to 41.59% in the prior quarter, primarily reflecting $12.7 million of merger-related expenses associated with the completed acquisition of Mountain Commerce. Excluding merger-related expenses and certain other non-GAAP adjustments, the efficiency ratio, as adjusted, (non-GAAP)(1) improved to 40.46%, highlighting continued operating discipline while integrating the acquisition.

Return on average assets (ROA) was 1.95% for the second quarter of 2026, compared to 2.09% in the prior quarter. The decline was primarily attributable to $12.7 million of merger-related expenses associated with the completed acquisition of Mountain Commerce. Excluding merger-related expenses and certain other non-GAAP adjustments, ROA, as adjusted, (non-GAAP)(1) remained strong at 2.09%, reflecting the Company's continued earnings strength and operating performance.

Efficiency Ratio
42.01%
41.68%
40.95%
40.21%
39.53%
39.54%
41.99%
41.59%
44.54%
40.46%
6/30/2025
9/30/2025
12/31/2025
3/31/2026
6/30/2026
Efficiency ratio
Efficiency ratio, as adjusted (non-GAAP)(1)

Return on Average Assets (ROA)
2.08%
2.17%
2.06%
2.09%
2.09%
2.02%
2.10%
2.05%
2.09%
1.95%
6/30/2025
9/30/2025
12/31/2025
3/31/2026
6/30/2026
ROA
ROA, as adjusted (non-GAAP)(1)

The tables below present additional key financial metrics over the past five quarters, including net interest margin (NIM), yield on interest-earning assets, rate on interest-bearing liabilities, and net interest spread. These metrics are fundamental indicators of the Company’s profitability and operational efficiency.

Book value per share increased to $22.68 at June 30, 2026, from $22.15 at March 31, 2026, while tangible book value per share (non-GAAP)(1) increased to $15.32 from $14.87. The linked-quarter growth reflects strong earnings generation and the successful completion of the Mountain Commerce acquisition, which contributed to continued growth in shareholder value despite the impact of merger-related expenses incurred during the quarter.

Book Value Per Share

$20.71
$21.41
$21.88
$22.15
$22.68
$13.44
$14.13
$14.60
$14.87
$15.32
6/30/2025
9/30/2025
12/31/2025
3/31/2026
6/30/2026
Book value per share
Tangible book value per share (non-GAAP)(1)

Operating Highlights
Net income for the three-month period ended June 30, 2026 was $119.3 million, or $0.59 diluted earnings per share. When adjusting for non-fundamental items, net income and diluted earnings per share on an as-adjusted basis (non-GAAP), were $128.1 million(1) and $0.64 per share(1), respectively, for the three months ended June 30, 2026.
Our net interest margin was 4.51% for both of the three-month periods ended June 30, 2026 and March 31, 2026. The yield on loans was 7.00% and 7.08% for the three months ended June 30, 2026 and March 31, 2026, respectively, as average loans increased from $15.68 billion to $17.08 billion. The rate on interest bearing deposits increased to 2.39% as of June 30, 2026, from 2.35% as of March 31, 2026, while average interest-bearing deposits increased from $13.66 billion to $14.69 billion. The increase in average loans and deposits was primarily due to the acquisition of Mountain Commerce Bancorp, Inc. (“MCBI” or“Mountain Commerce”) which was completed during the second quarter of 2026.
During the second quarter of 2026, there was $1.7 million of event interest income compared to no event interest income for the first quarter of 2026. The increase in event income was accretive to the net interest margin by four basis points. Purchase accounting accretion on acquired loans was $3.6 million and $1.1 million for the three-month periods ended June 30, 2026 and March 31, 2026, respectively, and average purchase accounting loan discounts were $42.0 million and $12.5 million for the three-month periods ended June 30, 2026 and March 31, 2026, respectively. The increase in accretion income along with the increase in the purchase accounting loan discounts, both of which resulted from the acquisition of Mountain Commerce, increased the net interest margin by six basis points for the three-month period ended June 30, 2026.
Net interest income on a fully taxable equivalent basis was $244.3 million for the three-month period ended June 30, 2026, compared to $226.6 million for the three-month period ended March 31, 2026. This increase in net interest income for the three-month period ended June 30, 2026, was the result of a $25.8 million increase in interest income, which was partially offset by an $8.1 million increase in interest expense. The $25.8 million increase in interest income was primarily the result of a $24.6 million increase in loan income and a $1.0 million increase in income from investments. The $8.1 million increase in interest expense was due to an $8.3 million increase in interest expense on deposits, which was partially offset by a $346,000 decrease in interest expense on FHLB and other borrowed funds.
The Company reported $53.5 million of non-interest income for the second quarter of 2026. The most important components of non-interest income were $13.1 million from other income, $13.0 million from other service charges and fees, $10.0 million from service charges on deposit accounts, $6.1 million from trust fees, $5.1 million in mortgage lending income, $2.8 million from dividends from FHLB, FRB, FNBB and other, $1.6 million from the increase in cash value of life insurance, $817,000 in income from the fair value adjustment for marketable securities and $578,000 in insurance commissions. Included within other income was $274,000 in bank-owned life insurance death benefit income.
Non-interest expense for the second quarter of 2026 was $135.5 million. The most important components of non-interest expense were $68.7 million of salaries and employee benefits expense, $28.9 million in other operating expense, $15.8 million in occupancy and equipment expenses, $12.7 million in merger and acquisition expenses and $9.3 million in data processing expenses. For the second quarter of 2026, our efficiency ratio was 44.54%, and our efficiency ratio, as adjusted (non-GAAP), was 40.46%(1).

Financial Condition
Total loans receivable were $17.13 billion at June 30, 2026, compared to $15.63 billion at March 31, 2026. Total deposits were $19.11 billion at June 30, 2026, compared to $17.74 billion at March 31, 2026. Total assets were $24.71 billion at June 30, 2026, compared to $23.20 billion at March 31, 2026.
During the second quarter of 2026, the Company had a $1.49 billion increase in loans. During the quarter, we acquired $1.47 billion in loans, net of purchase accounting discounts, from MCBI. Our community banking footprint experienced $46.4 million in organic loan growth during the quarter ended June 30, 2026, while Centennial CFG experienced $22.6 million of organic loan decline in the second quarter, with $2.04 billion of loans outstanding at June 30, 2026.
Non-performing loans to total loans were 1.08% and 1.16% at June 30, 2026 and March 31, 2026, respectively. Non-performing assets to total assets were 0.93% and 0.97% at June 30, 2026 and March 31, 2026, respectively. Net loans charged-off were $5.8 million and $1.4 million for the three months ended June 30, 2026 and March 31, 2026, respectively. The charge-off detail by region for the quarters ended June 30, 2026 and March 31, 2026 can be seen below.

For the Three Months Ended June 30, 2026
(in thousands)	Texas	Arkansas	Centennial CFG	Shore Premier Finance	Florida	Tennessee	Alabama	Total
Charge-offs	$1,708	$2,605	$—	$1,896	$286	$11	$14	$6,520
Recoveries	(249)	(324)	—	(5)	(142)	—	(2)	(722)
Net charge-offs (recoveries)	$1,459	$2,281	$—	$1,891	$144	$11	$12	$5,798

For the Three Months Ended March 31, 2026
(in thousands)	Texas	Arkansas	Centennial CFG	Shore Premier Finance	Florida	Alabama	Total
Charge-offs	$1,720	$982	$—	$—	$137	$10	$2,849
Recoveries	(788)	(278)	—	(277)	(54)	(3)	(1,400)
Net charge-offs (recoveries)	$932	$704	$—	$(277)	$83	$7	$1,449
At June 30, 2026, non-performing loans were $185.3 million, and non-performing assets were $228.6 million. At March 31, 2026, non-performing loans were $182.1 million, and non-performing assets were $224.1 million.

The table below shows the non-performing loans and non-performing assets by region as of June 30, 2026:

(in thousands)	Texas	Arkansas	Centennial CFG	Shore Premier Finance	Florida	Tennessee	Alabama	Total
Non-accrual loans	$123,170	$19,529	$—	$11,886	$24,235	$4,335	$44	$183,199
Loans 90+ days past due	690	238	—	—	282	916	—	2,126
Total non-performing loans	123,860	19,767	—	11,886	24,517	5,251	44	185,325

Foreclosed assets held for sale	15,647	2,028	22,812	—	260	1,392	—	42,139
Other non-performing assets	—	—	—	1,140	—	—	—	1,140
Total other non-performing assets	15,647	2,028	22,812	1,140	260	1,392	—	43,279
Total non-performing assets	$139,507	$21,795	$22,812	$13,026	$24,777	$6,643	$44	$228,604

The table below shows the non-performing loans and non-performing assets by region as of March 31, 2026:

(in thousands)	Texas	Arkansas	Centennial CFG	Shore Premier Finance	Florida	Alabama	Total
Non-accrual loans	$119,333	$21,833	$787	$12,131	$25,532	$23	$179,639
Loans 90+ days past due	1,077	36	—	—	1,368	—	2,481
Total non-performing loans	120,410	21,869	787	12,131	26,900	23	182,120

Foreclosed assets held for sale	16,164	1,638	22,812	—	260	—	40,874
Other non-performing assets	—	—	—	1,140	—	—	1,140
Total other non-performing assets	16,164	1,638	22,812	1,140	260	—	42,014
Total non-performing assets	$136,574	$23,507	$23,599	$13,271	$27,160	$23	$224,134
The Company’s allowance for credit losses on loans was $328.4 million, or 1.92% of total loans, at June 30, 2026 compared to $297.6 million, or 1.90% of total loans, at March 31, 2026. As of June 30, 2026 and March 31, 2026, the Company’s allowance for credit losses on loans was 177.19% and 163.43% of its total non-performing loans, respectively.
Shareholders’ equity was $4.55 billion at June 30, 2026, which increased approximately $197.9 million from March 31, 2026. The net increase in shareholders’ equity is primarily associated with the $146.0 million of common stock issued to the Mountain Commerce shareholders, the $77.1 million increase in retained earnings and the $10.4 million increase in accumulated other comprehensive income, which was partially offset by the $42.3 million in dividends paid during the quarter and the $40.5 million in stock repurchases for the quarter. Book value per common share was $22.68 at June 30, 2026, compared to $22.15 at March 31, 2026. Tangible book value per common share (non-GAAP) was $15.32(1) at June 30, 2026, compared to $14.87(1) at March 31, 2026. Book value per common share and tangible book value per common share, as of June 30, 2026, were both records for the Company.
Stock Repurchases and Dividends
During the three-month period ended June 30, 2026, the Company repurchased 1.5 million shares of common stock, which equated to a shareholder buyback yield of 0.77%(2). In comparison, during the three-month period ended March 31, 2026, the Company repurchased 507,622 shares of common stock, which equated to a shareholder buyback yield of 0.25%(2). The Company defines shareholder buyback yield as the percentage of the Company’s market capitalization spent on share repurchases. It reflects how much the Company is returning to the shareholders by reducing the number of outstanding shares, and it is calculated by dividing the Company’s total share repurchase cost for the period by the Company’s total market capitalization at the beginning of the period.

In addition, during the quarter ended June 30, 2026, the Company paid a dividend of $0.21 per share. This cash dividend was consistent with the dividend paid during the first quarter of 2026.
Branches
The Company currently has 75 branches in Arkansas, 78 branches in Florida, 60 branches in Texas, 8 branches in Tennessee, 5 branches in Alabama and one branch in New York City.
Conference Call
Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 p.m. ET) on Thursday, July 16, 2026. We strongly encourage all participants to pre-register for the conference call webcast or the live call using one of the following links. First, participants can pre-register for the conference call webcast using the following link: https://events.q4inc.com/attendee/346859709. Participants who pre-register will be given a unique webcast link to gain immediate access to the conference call webcast. Second, participants can pre-register for the live call using the following link: https://events.q4inc.com/analyst/346859709?pwd=sU182NPD. Participants who pre-register will be given the phone number and unique access codes to gain immediate access to the live call. Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email. The Home BancShares conference call will also be scheduled as an event in your Outlook calendar.
Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-833-461-5787, Passcode: 346859709. A replay of the call will be available using the following link: https://events.q4inc.com/attendee/346859709. Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com.
About Home BancShares
Home BancShares, Inc. is a bank holding company headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, Texas, Tennessee, South Alabama and New York City. The Company’s common stock is traded through the New York Stock Exchange under the symbol “HOMB.” The Company was founded in 1998. Visit www.homebancshares.com or www.my100bank.com for more information.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including net income (earnings), as adjusted; pre-tax, pre-provision, net income (PPNR); PPNR, as adjusted; pre-tax net income, as adjusted, to total revenue (net); pre-tax, pre-provision, profit percentage; pre-tax, pre-provision, profit percentage, as adjusted; diluted earnings per common share, as adjusted; return on average assets, as adjusted; return on average assets excluding intangible amortization; return on average assets, as adjusted, excluding intangible amortization; return on average common equity, as adjusted; return on average tangible common equity; return on average tangible common equity, as adjusted; return on average tangible common equity excluding intangible amortization; return on average tangible common equity, as adjusted, excluding intangible amortization; efficiency ratio, as adjusted; tangible book value per common share and tangible common equity to tangible assets--to provide meaningful supplemental information regarding our performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income and equity available to common shareholders for certain significant items or transactions that management believes are not indicative of the Company’s primary business operating results. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.
(2) Calculation of this metric is included in the schedules accompanying this release.

General
This release contains forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future, including future financial results. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future events, performance or results. When we use words or phrases like “may,” “will,” “plan,” “propose,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risks and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements. These factors include, but are not limited to, the following: economic conditions, credit quality, interest rates, loan demand, real estate values and unemployment, including any future impacts from inflation or changes in tariffs or trade policies; the risk that the anticipated benefits from the completed acquisition of MCBI may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Home and MCBI operate; the ability to promptly and effectively integrate the businesses of Home and MCBI; the ability to retain key employees, customers and business relationships following the acquisition; the reaction to the completed acquisition of the companies’ customers, employees and counterparties; diversion of management time on integration-related issues; the possibility that the costs of integration may be greater than anticipated; the effect of any future mergers, acquisitions or other transactions to which we or our bank subsidiary may from time to time be a party, including as a result of one or more of the factors described above as they would relate to such transaction; the ability to identify, complete and successfully integrate additional acquisitions; the availability of and access to capital and liquidity on terms acceptable to us; legislative and regulatory changes and risks and expenses associated with current and future legislation and regulations; technological changes and cybersecurity risks and incidents; the effects of changes in accounting policies and practices; changes in governmental monetary and fiscal policies; the impacts of political instability, ongoing or future military conflicts and other major domestic or international events; the impacts of recent or future adverse weather events, including hurricanes, and other natural disasters; competition from other financial institutions; potential claims, expenses and other adverse effects related to current or future litigation, regulatory examinations or other government actions; potential increases in deposit insurance assessments, increased regulatory scrutiny or market disruptions resulting from financial challenges in the banking industry; disruptions, uncertainties and related effects on credit quality, liquidity and other aspects of our business and operations that may result from any future public health crises; changes in the assumptions used in making the forward-looking statements; and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026. Home assumes no obligation to update the information in this press release, except as otherwise required by law.

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FOR MORE INFORMATION CONTACT:
Donna Townsell
Director of Investor Relations
Home BancShares, Inc.
(501) 328-4625

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

(In thousands)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
ASSETS
Cash and due from banks	$279,660	$296,209	$237,224	$284,750	$291,344
Interest-bearing deposits with other banks	772,859	815,714	430,113	516,170	809,729
Cash and cash equivalents	1,052,519	1,111,923	667,337	800,920	1,101,073
Federal funds sold	5,450	6,025	3,000	3,625	2,600
Investment securities - available-for-sale, net of allowance for credit losses	2,776,216	2,803,847	2,871,931	2,924,496	2,899,968
Investment securities - held-to-maturity, net of allowance for credit losses	1,254,802	1,256,635	1,259,262	1,264,200	1,265,292
Total investment securities	4,031,018	4,060,482	4,131,193	4,188,696	4,165,260
Loans receivable	17,127,208	15,633,628	15,686,209	15,285,972	15,180,624
Allowance for credit losses	(328,369)	(297,634)	(297,583)	(285,649)	(281,869)
Loans receivable, net	16,798,839	15,335,994	15,388,626	15,000,323	14,898,755
Bank premises and equipment, net	437,552	374,010	369,324	374,515	379,729
Foreclosed assets held for sale	42,139	40,874	39,831	41,263	41,529
Cash value of life insurance	233,515	221,830	220,469	219,075	218,113
Accrued interest receivable	108,384	106,628	108,939	110,702	107,732
Deferred tax asset, net	153,803	143,987	148,022	155,963	174,323
Goodwill	1,410,211	1,398,253	1,398,253	1,398,253	1,398,253
Core deposit intangible	65,541	30,355	32,293	34,231	36,255
Other assets	374,277	371,318	374,592	380,236	383,400
Total assets	$24,713,248	$23,201,679	$22,881,879	$22,707,802	$22,907,022
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Demand and non-interest-bearing	$4,447,710	$3,994,217	$3,868,405	$3,880,101	$4,024,574
Savings and interest-bearing transaction accounts	12,423,361	11,971,866	11,792,828	11,500,921	11,571,949
Time deposits	2,242,034	1,772,192	1,818,724	1,946,674	1,891,909
Total deposits	19,113,105	17,738,275	17,479,957	17,327,696	17,488,432
Securities sold under agreements to repurchase	158,744	157,409	155,803	145,998	140,813
FHLB and other borrowed funds	450,250	500,250	500,250	550,500	550,500
Accrued interest payable and other liabilities	164,112	176,727	169,733	189,551	203,004
Subordinated debentures	279,602	279,433	279,265	279,093	438,957
Total liabilities	20,165,813	18,852,094	18,585,008	18,492,838	18,821,706
Shareholders' equity
Common stock	2,005	1,964	1,964	1,969	1,972
Capital surplus	2,301,551	2,191,243	2,201,923	2,214,211	2,221,576
Retained earnings	2,412,859	2,335,787	2,258,871	2,181,911	2,097,712
Accumulated other comprehensive loss	(168,980)	(179,409)	(165,887)	(183,127)	(235,944)
Total shareholders' equity	4,547,435	4,349,585	4,296,871	4,214,964	4,085,316
Total liabilities and shareholders' equity	$24,713,248	$23,201,679	$22,881,879	$22,707,802	$22,907,022

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Six Months Ended
(In thousands)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Interest income:
Loans	$298,066	$273,473	$285,491	$283,165	$276,041	$571,539	$546,825
Investment securities
Taxable	25,787	24,728	25,860	26,326	26,444	50,515	53,877
Tax-exempt	7,811	7,829	7,834	7,743	7,626	15,640	15,276
Deposits - other banks	5,135	4,945	4,405	6,242	8,951	10,080	15,571
Federal funds sold	37	48	41	56	53	85	108
Total interest income	336,836	311,023	323,631	323,532	319,115	647,859	631,657
Interest expense:
Interest on deposits	87,432	79,145	83,739	87,962	88,489	166,577	175,275
FHLB and other borrowed funds	4,346	4,692	4,985	5,378	5,539	9,038	11,441
Securities sold under agreements to repurchase	1,057	927	962	1,019	1,012	1,984	2,086
Subordinated debentures	2,358	2,355	2,359	3,007	4,123	4,713	8,247
Total interest expense	95,193	87,119	92,045	97,366	99,163	182,312	197,049
Net interest income	241,643	223,904	231,586	226,166	219,952	465,547	434,608
Provision for credit losses on loans	5,200	1,500	14,400	6,700	3,000	6,700	3,000
Recovery of credit losses on unfunded commitments	—	(1,000)	—	(1,000)	—	(1,000)	—
Recovery of credit losses on investment securities	—	—	—	(2,194)	—	—	—
Total credit loss expense	5,200	500	14,400	3,506	3,000	5,700	3,000
Net interest income after credit loss expense	236,443	223,404	217,186	222,660	216,952	459,847	431,608
Non-interest income:
Service charges on deposit accounts	10,030	10,007	10,480	10,486	9,552	20,037	19,202
Other service charges and fees	12,973	9,810	11,148	12,130	12,643	22,783	23,332
Trust fees	6,109	5,482	5,121	4,600	5,234	11,591	9,994
Mortgage lending income	5,139	4,430	4,680	4,691	4,780	9,569	8,379
Insurance commissions	578	536	460	574	589	1,114	1,124
Increase in cash value of life insurance	1,553	1,368	1,400	1,404	1,415	2,921	3,257
Dividends from FHLB, FRB, FNBB & other	2,841	2,536	2,678	2,658	2,657	5,377	5,375
Gain on SBA loans	—	80	308	46	—	80	288
Gain (loss) on branches, equipment and other assets, net	3	(7)	11	(66)	972	(4)	809
Gain (loss) on OREO, net	332	707	203	(1)	13	1,039	(363)
Fair value adjustment for marketable securities	817	(1,248)	1,173	1,020	(238)	(431)	204
Other income	13,079	9,102	12,838	13,963	13,462	22,181	24,904
Total non-interest income	53,454	42,803	50,500	51,505	51,079	96,257	96,505
Non-interest expense:
Salaries and employee benefits	68,742	63,236	62,891	63,804	64,318	131,978	126,173
Occupancy and equipment	15,787	14,867	14,434	14,828	14,023	30,654	28,448
Data processing expense	9,307	8,884	8,653	8,871	8,364	18,191	16,922
Merger and acquisition expenses	12,726	394	580	—	—	13,120	—
Other operating expenses	28,932	26,594	27,805	27,335	29,335	55,526	57,425
Total non-interest expense	135,494	113,975	114,363	114,838	116,040	249,469	228,968
Income before income taxes	154,403	152,232	153,323	159,327	151,991	306,635	299,145
Income tax expense	35,076	34,023	35,098	35,723	33,588	69,099	65,533
Net income	$119,327	$118,209	$118,225	$123,604	$118,403	$237,536	$233,612

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars and shares in thousands, except per share data)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
PER SHARE DATA

Diluted earnings per common share	$0.59	$0.60	$0.60	$0.63	$0.60	$1.19	$1.18
Diluted earnings per common share, as adjusted (non-GAAP)(1)	0.64	0.60	0.60	0.61	0.58	1.24	1.14
Basic earnings per common share	0.59	0.60	0.60	0.63	0.60	1.19	1.18
Dividends per share - common	0.21	0.21	0.210	0.200	0.200	0.210	0.395
Shareholder buyback yield(2)	0.77%	0.25%	0.27%	0.18%	0.49%	1.00%	1.02%
Book value per common share	$22.68	$22.15	$21.88	$21.41	$20.71	$22.68	$20.71
Tangible book value per common share (non-GAAP)(1)	15.32	14.87	14.60	14.13	13.44	15.32	13.44

STOCK INFORMATION

Average common shares outstanding	201,223	196,528	196,553	197,078	197,532	198,889	198,091
Average diluted shares outstanding	201,420	196,733	196,764	197,288	197,765	199,088	198,289
End of period common shares outstanding	200,460	196,394	196,357	196,889	197,239	200,460	197,239

ANNUALIZED PERFORMANCE METRICS

Return on average assets (ROA)	1.95%	2.09%	2.06%	2.17%	2.08%	2.02%	2.08%
Return on average assets, as adjusted: (ROA, as adjusted) (non-GAAP)(1)	2.09	2.09	2.05	2.10	2.02	2.09	2.02
Return on average assets excluding intangible amortization (non-GAAP)(1)	2.12	2.25	2.22	2.34	2.25	2.18	2.25
Return on average assets, as adjusted, excluding intangible amortization (non-GAAP)(1)	2.27	2.25	2.22	2.27	2.18	2.26	2.18
Return on average common equity (ROE)	10.55	11.09	11.04	11.91	11.77	10.78	11.76
Return on average common equity, as adjusted: (ROE, as adjusted) (non-GAAP)(1)	11.32	11.08	11.01	11.54	11.39	11.18	11.40
Return on average tangible common equity (ROTCE) (non-GAAP)(1)	15.67	16.56	16.65	18.28	18.26	16.03	18.33
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) (non-GAAP)(1)	16.82	16.55	16.60	17.70	17.68	16.62	17.77
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	15.96	16.76	16.85	18.51	18.50	16.28	18.57
Return on average tangible common equity, as adjusted, excluding intangible amortization (non-GAAP)(1)	17.11	16.76	16.80	17.93	17.92	16.87	18.02
(1)  Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.
(2) Calculation of this metric is included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars in thousands)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Efficiency ratio	44.54%	41.59%	39.54%	40.21%	41.68%	43.14%	41.94%
Efficiency ratio, as adjusted (non-GAAP)(1)	40.46	41.99	39.53	40.95	42.01	41.19	42.42
Net interest margin - FTE (NIM)	4.51	4.51	4.61	4.56	4.44	4.51	4.44
Fully taxable equivalent adjustment	$2,653	$2,661	$2,252	$2,916	$2,526	$5,314	$5,060
Total revenue (net)	295,097	266,707	282,086	277,671	271,031	561,804	531,113
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	159,603	152,732	167,723	162,833	154,991	312,335	302,145
PPNR, as adjusted (non-GAAP)(1)	171,238	152,677	167,130	157,704	150,404	323,915	293,225
Pre-tax net income to total revenue (net)	52.32%	57.08%	54.35%	57.38%	56.08%	54.58%	56.32%
Pre-tax net income, as adjusted, to total revenue (net) (non-GAAP)(1)	56.27	57.06	54.14	55.53	54.39	56.64	54.64
P5NR ((Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	54.08	57.27	59.46	58.64	57.19	55.60	56.89
P5NR, as adjusted (non-GAAP)(1)	58.03	57.25	59.25	56.80	55.49	57.66	55.21
Total purchase accounting accretion	$3,618	$1,061	$1,265	$1,272	$1,233	$4,679	$2,611
Average purchase accounting loan discounts	41,962	12,507	13,753	15,009	16,219	27,311	16,873

OTHER OPERATING EXPENSES

Advertising	$2,214	$2,227	$2,114	$2,149	$2,054	$4,441	$3,982
Amortization of intangibles	2,889	1,938	1,938	2,024	2,025	4,827	4,072
Electronic banking expense	3,223	3,326	3,288	3,357	3,172	6,549	6,227
Directors' fees	416	518	388	405	431	934	883
Due from bank service charges	344	333	324	404	283	677	564
FDIC and state assessment	3,045	1,599	2,970	3,245	1,636	4,644	5,023
Insurance	1,090	1,074	1,044	1,110	1,049	2,164	2,048
Legal and accounting	1,426	914	1,362	1,061	2,360	2,340	6,001
Other professional fees	2,247	1,946	2,168	2,083	2,211	4,193	4,158
Operating supplies	769	748	759	773	711	1,517	1,422
Postage	684	543	564	538	488	1,227	991
Telephone	324	363	382	367	419	687	855
Other expense	10,261	11,065	10,504	9,819	12,496	21,326	21,199
Total other operating expenses	$28,932	$26,594	$27,805	$27,335	$29,335	$55,526	$57,425
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

(Dollars in thousands)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
BALANCE SHEET RATIOS
Total loans to total deposits	89.61%	88.13%	89.74%	88.22%	86.80%
Common equity to assets	18.40	18.75	18.78	18.56	17.83
Tangible common equity to tangible assets (non-GAAP)(1)	13.22	13.42	13.36	13.08	12.35
LOANS RECEIVABLE
Real estate
Commercial real estate loans
Non-farm/non-residential	$5,921,829	$5,395,529	$5,290,112	$5,494,492	$5,553,182
Construction/land development	2,780,116	2,613,604	2,726,993	2,709,197	2,695,561
Agricultural	329,231	321,046	332,412	331,301	315,926
Residential real estate loans
Residential 1-4 family	2,545,462	2,100,374	2,134,334	2,142,375	2,138,990
Multifamily residential	1,269,728	1,232,639	1,140,911	716,595	620,439
Total real estate	12,846,366	11,663,192	11,624,762	11,393,960	11,324,098
Consumer	1,278,008	1,254,936	1,253,746	1,233,523	1,218,834
Commercial and industrial	2,285,054	2,172,267	2,222,401	2,100,268	2,107,326
Agricultural	356,611	329,563	359,879	346,167	323,457
Other	361,169	213,670	225,421	212,054	206,909
Loans receivable	$17,127,208	$15,633,628	$15,686,209	$15,285,972	$15,180,624
ALLOWANCE FOR CREDIT LOSSES
Balance, beginning of period	$297,634	$297,583	$285,649	$281,869	$279,944
Allowance for credit losses on acquired loans - MCBI	31,333	—	—	—	—
Loans charged off	6,520	2,849	3,063	4,651	4,071
Recoveries of loans previously charged off	722	1,400	597	1,731	2,996
Net loans charged off (recovered)	5,798	1,449	2,466	2,920	1,075
Provision for credit losses - loans	5,200	1,500	14,400	6,700	3,000
Balance, end of period	$328,369	$297,634	$297,583	$285,649	$281,869
Net charge-offs (recoveries) to average total loans	0.14%	0.04%	0.06%	0.08%	0.03%
Allowance for credit losses to total loans	1.92	1.90	1.90	1.87	1.86
NON-PERFORMING ASSETS
Non-performing loans
Non-accrual loans	$183,199	$179,639	$78,002	$81,087	$89,261
Loans past due 90 days or more	2,126	2,481	6,980	4,125	7,031
Total non-performing loans	185,325	182,120	84,982	85,212	96,292
Other non-performing assets
Foreclosed assets held for sale, net	42,139	40,874	39,831	41,263	41,529
Other non-performing assets	1,140	1,140	—	—	—
Total other non-performing assets	43,279	42,014	39,831	41,263	41,529
Total non-performing assets	$228,604	$224,134	$124,813	$126,475	$137,821
Allowance for credit losses for loans to non-performing loans	177.19%	163.43%	350.17%	335.22%	292.72%
Non-performing loans to total loans	1.08	1.16	0.54	0.56	0.63
Non-performing assets to total assets	0.93	0.97	0.55	0.56	0.60
(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	June 30, 2026			March 31, 2026
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$555,186	$5,135	3.71%	$557,451	$4,945	3.60%
Federal funds sold	4,042	37	3.67	5,282	48	3.69
Investment securities - taxable	2,936,008	25,787	3.52	2,935,901	24,728	3.42
Investment securities - non-taxable - FTE	1,165,876	10,260	3.53	1,175,663	10,285	3.55
Loans receivable - FTE	17,083,743	298,270	7.00	15,680,598	273,678	7.08
Total interest-earning assets	21,744,855	339,489	6.26	20,354,895	313,684	6.25
Non-earning assets	2,780,403			2,599,546
Total assets	$24,525,258			$22,954,441
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$12,392,404	$68,650	2.22%	$11,868,976	$64,408	2.20%
Time deposits	2,301,685	18,782	3.27	1,795,501	14,737	3.33
Total interest-bearing deposits	14,694,089	87,432	2.39	13,664,477	79,145	2.35
Federal funds purchased	30	—	—	—	—	—
Securities sold under agreement to repurchase	167,885	1,057	2.53	151,877	927	2.48
FHLB and other borrowed funds	466,734	4,346	3.73	500,250	4,692	3.80
Subordinated debentures	279,519	2,358	3.38	279,350	2,355	3.42
Total interest-bearing liabilities	15,608,257	95,193	2.45	14,595,954	87,119	2.42
Non-interest bearing liabilities
Non-interest bearing deposits	4,222,813			3,856,492
Other liabilities	158,476			177,275
Total liabilities	19,989,546			18,629,721
Shareholders' equity	4,535,712			4,324,720
Total liabilities and shareholders' equity	$24,525,258			$22,954,441
Net interest spread			3.81%			3.83%
Net interest income and margin - FTE		$244,296	4.51		$226,565	4.51

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Six Months Ended
	June 30, 2026			June 30, 2025
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$556,312	$10,080	3.65%	$713,455	$15,571	4.40%
Federal funds sold	4,658	85	3.68	4,984	108	4.37
Investment securities - taxable	2,935,955	50,515	3.47	3,137,296	53,877	3.46
Investment securities - non-taxable - FTE	1,170,742	20,545	3.54	1,124,351	20,094	3.60
Loans receivable - FTE	16,386,047	571,948	7.04	14,975,109	547,067	7.37
Total interest-earning assets	21,053,714	653,173	6.26	19,955,195	636,717	6.43
Non-earning assets	2,702,912			2,718,779
Total assets	$23,756,626			$22,673,974
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$12,132,136	$133,059	2.21%	$11,472,548	$140,713	2.47%
Time deposits	2,049,991	33,518	3.30	1,844,059	34,562	3.78
Total interest-bearing deposits	14,182,127	166,577	2.37	13,316,607	175,275	2.65
Federal funds purchased	15	—	—	23	—	—
Securities sold under agreement to repurchase	159,925	1,984	2.50	149,773	2,086	2.81
FHLB and other borrowed funds	483,399	9,038	3.77	583,739	11,441	3.95
Subordinated debentures	279,435	4,713	3.40	439,100	8,247	3.79
Total interest-bearing liabilities	15,104,901	182,312	2.43	14,489,242	197,049	2.74
Non-interest bearing liabilities
Non-interest bearing deposits	4,040,665			3,981,425
Other liabilities	167,823			196,232
Total liabilities	19,313,389			18,666,899
Shareholders' equity	4,443,237			4,007,075
Total liabilities and shareholders' equity	$23,756,626			$22,673,974
Net interest spread			3.83%			3.69%
Net interest income and margin - FTE		$470,861	4.51		$439,668	4.44

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars and shares in thousands, except per share data)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
NET INCOME (EARNINGS), AS ADJUSTED
GAAP net income available to common shareholders (A)	$119,327	$118,209	$118,225	$123,604	$118,403	$237,536	$233,612
Pre-tax adjustments
Merger and acquisition expense	12,726	394	580	—	—	13,120	—
Gain on retirement of subordinated debt	—	—	—	(1,882)	—	—	—
FDIC special assessment credit	—	(1,697)	—	—	(1,516)	(1,697)	(1,516)
BOLI death benefits	(274)	—	—	(187)	(1,243)	(274)	(1,243)
Gain on sale of premises and equipment	—	—	—	—	(983)	—	(983)
Fair value adjustment for marketable securities	(817)	1,248	(1,173)	(1,020)	238	431	(204)
Special income from equity investment	—	—	—	—	(3,498)	—	(7,389)
Legal fee reimbursement	—	—	—	—	(885)	—	(885)
Legal claims expense	—	—	—	—	3,300	—	3,300
Recoveries on historic losses	—	—	—	(2,040)	—	—	—
Total pre-tax adjustments	11,635	(55)	(593)	(5,129)	(4,587)	11,580	(8,920)
Tax-effect of adjustments	2,901	(13)	(231)	(1,207)	(817)	2,888	(1,876)
Total adjustments after-tax (B)	8,734	(42)	(362)	(3,922)	(3,770)	8,692	(7,044)
Net income, as adjusted (C)	$128,061	$118,167	$117,863	$119,682	$114,633	$246,228	$226,568

Average diluted shares outstanding (D)	201,420	196,733	196,764	197,288	197,765	199,088	198,289

GAAP diluted earnings per share: (A/D)	$0.59	$0.60	$0.60	$0.63	$0.60	$1.19	$1.18
Adjustments after-tax: (B/D)	0.05	—	—	(0.02)	(0.02)	0.05	(0.04)
Diluted earnings per common share, as adjusted: (C/D)	$0.64	$0.60	$0.60	$0.61	$0.58	$1.24	$1.14

ANNUALIZED RETURN ON AVERAGE ASSETS
Return on average assets: (A/E)	1.95%	2.09%	2.06%	2.17%	2.08%	2.02%	2.08%
Return on average assets, as adjusted: (ROA, as adjusted) ((A+D)/E)	2.09	2.09	2.05	2.10	2.02	2.09	2.02
Return on average assets excluding intangible amortization: ((A+C)/(E-F))	2.12	2.25	2.22	2.34	2.25	2.18	2.25
Return on average assets, as adjusted, excluding intangible amortization: ((A+C+D)/(E-F))	2.27	2.25	2.22	2.27	2.18	2.26	2.18

GAAP net income available to common shareholders (A)	$119,327	$118,209	$118,225	$123,604	$118,403	$237,536	$233,612
Amortization of intangibles (B)	2,889	1,938	1,938	2,024	2,025	4,827	4,072
Amortization of intangibles after-tax (C)	2,185	1,466	1,466	1,529	1,530	3,651	3,077
Adjustments after-tax (D)	8,734	(42)	(362)	(3,922)	(3,770)	8,692	(7,044)
Average assets (E)	24,525,258	22,954,441	22,786,852	22,638,938	22,797,738	23,756,626	22,673,974
Average goodwill & core deposit intangible (F)	1,481,989	1,429,527	1,431,479	1,433,474	1,435,480	1,455,903	1,436,492

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars in thousands)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
ANNUALIZED RETURN ON AVERAGE COMMON EQUITY
Return on average common equity: (A/D)	10.55%	11.09%	11.04%	11.91%	11.77%	10.78%	11.76%
Return on average common equity, as adjusted: (ROE, as adjusted) ((A+C)/D)	11.32	11.08	11.01	11.54	11.39	11.18	11.40
Return on average tangible common equity: (ROTCE) (A/(D-E))	15.67	16.56	16.65	18.28	18.26	16.03	18.33
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) ((A+C)/(D-E))	16.82	16.55	16.60	17.70	17.68	16.62	17.77
Return on average tangible common equity excluding intangible amortization: (B/(D-E))	15.96	16.76	16.85	18.51	18.50	16.28	18.57
Return on average tangible common equity, as adjusted, excluding intangible amortization: ((B+C)/(D-E))	17.11	16.76	16.80	17.93	17.92	16.87	18.02

GAAP net income available to common shareholders (A)	$119,327	$118,209	$118,225	$123,604	$118,403	$237,536	$233,612
Earnings excluding intangible amortization (B)	121,512	119,675	119,691	125,133	119,933	241,187	236,689
Adjustments after-tax (C)	8,734	(42)	(362)	(3,922)	(3,770)	8,692	(7,044)
Average common equity (D)	4,535,712	4,324,720	4,248,856	4,115,884	4,036,155	4,443,237	4,007,075
Average goodwill & core deposits intangible (E)	1,481,989	1,429,527	1,431,479	1,433,474	1,435,480	1,455,903	1,436,492
EFFICIENCY RATIO & P5NR
Efficiency ratio: ((D-G)/(B+C+E))	44.54%	41.59%	39.54%	40.21%	41.68%	43.14%	41.94%
Efficiency ratio, as adjusted: ((D-G-I)/(B+C+E-H))	40.46	41.99	39.53	40.95	42.01	41.19	42.42
Pre-tax net income to total revenue (net) (A/(B+C))	52.32	57.08	54.35	57.38	56.08	54.58	56.32
Pre-tax net income, as adjusted, to total revenue (net) ((A+F)/(B+C))	56.27	57.06	54.14	55.53	54.39	56.64	54.64
Pre-tax, pre-provision, net income (PPNR) (B+C-D)	$159,603	$152,732	$167,723	$162,833	$154,991	$312,335	$302,145
Pre-tax, pre-provision, net income, as adjusted (B+C-D+F)	171,238	152,677	167,130	157,704	150,404	323,915	293,225
P5NR ((Pre-tax, pre-provision, profit percentage) PPNR to total revenue (net)) (B+C-D)/(B+C)	54.08%	57.27%	59.46%	58.64%	57.19%	55.60%	56.89%
P5NR, as adjusted (B+C-D+F)/(B+C)	58.03	57.25	59.25	56.80	55.49	57.66	55.21

Pre-tax net income (A)	$154,403	$152,232	$153,323	$159,327	$151,991	$306,635	$299,145
Net interest income (B)	241,643	223,904	231,586	226,166	219,952	465,547	434,608
Non-interest income (C)	53,454	42,803	50,500	51,505	51,079	96,257	96,505
Non-interest expense (D)	135,494	113,975	114,363	114,838	116,040	249,469	228,968
Fully taxable equivalent adjustment (E)	2,653	2,661	2,252	2,916	2,526	5,314	5,060
Total pre-tax adjustments (F)	11,635	(55)	(593)	(5,129)	(4,587)	11,580	(8,920)
Amortization of intangibles (G)	2,889	1,938	1,938	2,024	2,025	4,827	4,072
Adjustments:
Non-interest income:
Gain on retirement of subordinated debt	$—	$—	$—	$1,882	$—	$—	$—
Fair value adjustment for marketable securities	817	(1,248)	1,173	1,020	(238)	(431)	204
Gain (loss) on OREO	332	707	203	(1)	13	1,039	(363)
Gain (loss) on branches, equipment and other assets, net	3	(7)	11	(66)	972	(4)	809
Special income from equity investment	—	—	—	—	3,498	—	7,389
Legal expense reimbursement	—	—	—	—	885	—	885
BOLI death benefits	274	—	—	187	1,243	274	1,243
Recoveries on historic losses	—	—	—	2,040	—	—	—
Total non-interest income adjustments (H)	$1,426	$(548)	$1,387	$5,062	$6,373	$878	$10,167
Non-interest expense:
FDIC special assessment credit	—	(1,697)	—	—	(1,516)	(1,697)	(1,516)
Merger and acquisition expenses	12,726	394	580	—	—	13,120	—
Legal claims expense	—	—	—	—	3,300	—	3,300
Total non-interest expense adjustments (I)	$12,726	$(1,303)	$580	$—	$1,784	$11,423	$1,784

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
TANGIBLE BOOK VALUE PER COMMON SHARE
Book value per common share: (A/B)	$22.68	$22.15	$21.88	$21.41	$20.71
Tangible book value per common share: ((A-C-D)/B)	15.32	14.87	14.60	14.13	13.44

Total shareholders' equity (A)	$4,547,435	$4,349,585	$4,296,871	$4,214,964	$4,085,316
End of period common shares outstanding (B)	200,460	196,394	196,357	196,889	197,239
Goodwill (C)	1,410,211	1,398,253	1,398,253	1,398,253	1,398,253
Core deposit and other intangibles (D)	65,541	30,355	32,293	34,231	36,255
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
Equity to assets: (B/A)	18.40%	18.75%	18.78%	18.56%	17.83%
Tangible common equity to tangible assets: ((B-C-D)/(A-C-D))	13.22	13.42	13.36	13.08	12.35

Total assets (A)	$24,713,248	$23,201,679	$22,881,879	$22,707,802	$22,907,022
Total shareholders' equity (B)	4,547,435	4,349,585	4,296,871	4,214,964	4,085,316
Goodwill (C)	1,410,211	1,398,253	1,398,253	1,398,253	1,398,253
Core deposit and other intangibles (D)	65,541	30,355	32,293	34,231	36,255

Home BancShares, Inc.
Shareholder Buyback Yield
(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars and shares in thousands)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
SHAREHOLDER BUYBACK YIELD
Shareholder buyback yield: (A/B)	0.77%	0.25%	0.27%	0.18%	0.49%	1.00%	1.02%

Shares repurchased	1,500	508	541	350	1,000	2,008	2,000
Average price per share	$26.94	$27.32	$27.26	$28.34	$26.99	$27.04	$28.33
Principal cost	40,415	13,877	14,747	9,918	26,989	54,292	56,657
Excise tax	386	1	141	93	459	387	576
Total share repurchase cost (A)	$40,801	$13,878	$14,888	$10,011	$27,448	$54,679	$57,233

Shares outstanding beginning of period	196,394	196,357	196,889	197,239	198,206	196,357	198,882
Price per share beginning of period	$26.93	$27.78	$28.30	$28.46	$28.27	$27.78	$28.30
Market capitalization beginning of period (B)	$5,288,890	$5,454,797	$5,571,959	$5,613,422	$5,603,284	$5,454,797	$5,628,361